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                                                                    Exhibit 5(a)


                          BERMAN WOLFE & RENNERT, P.A.
                            ATTORNEYS AND COUNSELORS
                    NATIONSBANK TOWER AT INTERNATIONAL PLACE
                    100 SOUTHEAST SECOND STREET, 35TH FLOOR,
                           MIAMI, FLORIDA 33131-2130
 CHARLES J. RENNERT                                         PHONE (305) 577-4177
                                                              FAX (305) 373-6036


                               November 21, 1997


Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd., Suite 501
Hallandale, Florida 33009

Gentlemen:

     You have requested our opinion, as counsel to Advanced Viral Research Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (Registration No. 333-26549, as amended (the "Registration Statement")), filed by the Company with the U.S. Securities and Exchange Commission (the "Commission").

     The Registration Statement relates to an offering of up to 39,000,067 shares of the common stock of the Company, par value $.00001 per share (the "Common Stock"), by certain shareholders.

     We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as we have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warrants contained therein.

     We have also consulted with officers and directors of the Company and have obtained such representations with respect to the matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed. We have not independently verified the factual statements made to us in connection therewith, nor the veracity of such representations. We have also made such other assumptions as are noted in Section II.K. of the Report on Standards for Florida Opinions dated April 8, 1991, issued by the Business Law Section of The Florida Bar (the
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Advanced Viral Research Corp.
November 21, 1997
Page 2


"Report"). This opinion has been prepared and is to be construed in accordance with the Report, which is incorporated by reference in its entirety into this opinion.

     Based upon and subject to the foregoing, we are of the opinion that, after the Commission has declared the Registration Statement to be effective (such Registration Statement as is finally declared effective and the form of Prospectus contained therein being hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively) and when the applicable provisions of the "Blue Sky" or other state securities laws shall have been complied with, the Company's securities covered by the Registration Statement, upon receipt of payment therefor and the satisfaction of all other conditions as referenced in certain stock option agreements, will constitute legally issued securities of the Company, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this law firm in the Prospectus under the heading "LEGAL MATTERS." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                             Respectfully submitted,

                                             BERMAN WOLFE & RENNERT, P.A.